EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U. S. C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned Chief Executive Officer and Chief Financial Officer of Bally Total Fitness Holding Corporation (the “Company”) hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

(1)     The Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report") fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)     The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company at the dates and for the periods indicated.

Date: August 14, 2003

/s/ Paul A. Toback	/s/ John W. Dwyer

Name: Paul A. Toback	Name: John W. Dwyer
Title: Chief Executive Officer	Title: Chief Financial Officer

A signed original of this written statement required by Section 906 of the Act has been provided to Bally Total Fitness Holding Corporation and will be retained by Bally Total Fitness Holding Corporation and furnished to the Securities and Exchange Commission or its staff upon request.